SEVENTH AMENDMENT TO
OFFICE LEASE AGREEMENT
THIS SEVENTH AMENDMENT TO OFFICE LEASE AGREEMENT (this “Amendment”) is dated, for reference purposes only, October 8, 2014, and is made and entered into by and between TP BUILDING I, LLC, a Utah limited liability company (“Landlord”) and HEALTHEQUITY, INC., a Delaware corporation (“Tenant”).
Recitals
A.    On or about November 17, 2006, Landlord and Tenant entered into an Office Lease Agreement in which Landlord agreed to lease to Tenant certain premises located in The Pointe I, an office building (the “Building”) located at 15 West Scenic Drive, Draper, Utah, as more particularly defined below. Said Office Lease Agreement has been amended by a First Amendment to Office Lease Agreement dated October 18, 2007, a Second Amendment to Office Lease Agreement dated March 2012, a Third Amendment to Office Lease Agreement dated August 22, 2012, a Fourth Amendment to Office Lease dated June 27, 2013, a Fifth Amendment to Office Lease Agreement dated November 15, 2013, and a Sixth Amendment to Office Lease Agreement dated March 19, 2014. The Office Lease Agreement, as amended by said amendments, is hereinafter referred to as the “Lease”.
B.    Landlord and Tenant now desire to further amend the Lease to expand the leased premises into space soon to be vacated by Crest Financial Services, LLC (“Crest”), adjust the Base Rent, and make certain other changes, all as stated herein.
C.    Tenant and Crest have entered into a Holdover Agreement dated September 26, 2014 (“Holdover Agreement”) in which Tenant has agreed, under certain circumstances, to allow Crest to remain in the Expansion Area (defined hereinafter) beyond February 1, 2015.
Terms and Conditions
NOW, THEREFORE, in consideration of the Lease and the mutual promises contained in the Lease and in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.    Recitals. The foregoing recitals are hereby incorporated into this Amendment and form a part hereof.
2.    Definitions. The following terms shall have the following meanings for purposes of this Amendment:
“Allowance” – shall mean the allowance of $68,445.00, as described in Section 8 of this Amendment.
“Amendment” – defined in the first paragraph above.
“Building” – the office building located at 15 West Scenic Drive, Draper, Utah with the sign “Building 2” in which the Tenant is currently located.

“Crest” – defined in Recital B.
“Expansion Area” shall mean the space on the third floor of the Building which is labeled “9,126 USF” on Exhibit “A” attached to this Amendment and incorporated by reference herein. Based on historic measurements, the Expansion Area contains 9,126 Usable Square Feet of space and 10,857 Rentable Square Feet. The parties agree that these historic numbers will be used for the purposes of calculating Base Rent and Tenant’s Pro Rata Share through October 31, 2016. From and after November 1, 2016, the parties will use 9,126 Usable Square Feet and 10,347 Rentable Square Feet for the purposes of calculating Base Rent and Tenant’s Pro Rata Share. The parties agree that the foregoing statements of Usable Square Feet and Rentable Square Feet are approximations and that such approximations are reasonable and are not subject to revision (nor shall there be any adjustment to the annual or monthly installments of Base Rent, or any adjustment to the Tenant’s Share, or any other provision of this Amendment) if it is determined that such approximations are not accurate. The Expansion Area is currently occupied by Crest, but Crest intends to vacate the Expansion Area.
“Expansion Date” shall mean February 1, 2015.
“Holdover Agreement” – defined in Recital C.
“Initial Premises” as used in this Amendment shall mean all premises leased by Tenant in the Building prior to the addition of the Expansion Area described in this Amendment.
“Known Brokers” – defined in Section 11.
“Landlord” – defined in the first paragraph of this Amendment.
“Lease” – defined in Recital A.
“Revised Premises” shall mean the premises governed by the Lease after the addition of the Expansion Area described in this Amendment, consisting of the Initial Premises and the Expansion Area.
“Tenant” – defined in the first paragraph of this Amendment.
All other capitalized terms used in this Amendment and not defined herein shall have the meanings attributed to such terms in the Lease.
3.    Expansion of Premises. On the Expansion Date, Landlord agrees to deliver legal possession of and lease the Expansion Area to Tenant and Tenant agrees to accept and lease the Expansion Area from Landlord. Thereafter, the Premises governed by the Lease will be the Revised Premises, including, for all purposes, the Initial Premises and the Expansion Area, totaling 81,836 Rentable Square Feet through October 31, 2016, and 81,326 Rentable Square Feet thereafter. If Crest has not yet vacated the Expansion Area on the Expansion Date, Tenant agrees to accept possession of the Expansion Area subject to Crest’s occupancy. There will be no delay or reduction in the Rent due from Tenant to Landlord for the Expansion Area because of Crest’s continued occupancy, and Tenant acknowledges that Tenant is fully compensated by Crest in the Holdover Agreement for any such continued occupancy. Tenant will ensure that Crest complies with all provisions of the Lease governing maintenance, care, repair and use of the Premises and common areas of the Building after the Expansion Date and for so long as Crest continues in occupancy of the Expansion Area.
4.    Lease Term for Expansion Area Coterminous With Initial Premises. The Termination Date for the lease of the Expansion Area will be April 30, 2019, which is the same as the Termination Date for the Initial Premises. Any renewal options exercised by Tenant pursuant to the Lease will apply to the Expansion Area as well as to the Initial Premises.
5.    Base Rent.
A.    Base Rent for Initial Premises. Tenant will continue to pay Base Rent on the Initial Premises at the rates described in the Lease.
B.    Base Rent for Expansion Area. The Base Rent rate for the Expansion Area will be, initially, $16.82 per Rentable Square Foot. Base Rent for the Expansion Area will increase by 3% on December 1, 2015 and annually on each December 1 thereafter. As explained in the definition of Expansion Area in Section 2, the Rentable Square Footage used to calculate Base Rent will change on November 1, 2016.
C.    Base Rent Chart. Based on the foregoing, the following chart shows the Base Rent to be paid by Tenant from the Expansion Date through the end of the Term for the Expansion Area only.
Base Rent Chart for Expansion Area:

Months	Annual Rate Per Sq. Ft.	Rentable Sq. Ft.	Annual Base Rent	Monthly Base Rent
From February 1, 2015 thru November 30, 2015	$16.82	10,857	*$182,614.74	$15,217.90
December 1, 2015 thru October 31, 2016	$17.32	10,857	*$188,043.24	$15,670.27
November 1, 2016 thru November 30, 2016	$17.32	10,347	*$179,210.04	$14,934.17
December 1, 2016 thru November 30, 2017	$17.84	10,347	$184,590.48	$15,382.54
December 1, 2017 thru November 30, 2018	$18.38	10,347	$190,177.86	$15,848.16
December 1, 2018 thru April 30, 2019	$18.93	10,347	*$195,868.71	$16,322.39
Note: * Stated on an annualized basis, although there is less than a full year in the relevant period.
D.    Free Rent for One Month. Notwithstanding the foregoing, Tenant will have one (1) month of free Rent for the Expansion Area during the time that the Base Rent rate is $16.82 per square foot per year (i.e., the period from the Expansion Date thru November, 2015). Tenant will notify Landlord of the calendar month in which Tenant desires to take free Rent (which shall not be later than November 2015). Neither Base Rent nor Pro Rata Share of Expenses and Taxes will be charged for the Expansion Area during that month.
6.    Pro Rata Share. Until the Expansion Date, Tenant’s Pro Rata Share of Expenses and Taxes shall be as previously stated in the Lease. From the Expansion Date through October 31, 2016, Tenant’s Pro Rata Share of Expenses and Taxes shall be 74.91% (81,836 RSF in the Revised Premises divided by 109,244 RSF in the Building). From November 1, 2016 through the Termination Date, Tenant’s Pro Rata Share of Expenses and Taxes shall be 74.44% (81,326 RSF in the Revised Premises divided by 109,244 RSF in the Building).
7.    Condition of Expansion Area; Subsequent Alterations. It is understood that the Expansion Area is currently occupied by Crest and may not be vacated until after the Expansion Date. If Crest vacates on or before January 31, 2015, Landlord agrees to deliver the Expansion Area to Tenant vacant and broom clean, but otherwise in “As Is” condition. If Crest does not vacate until after January 31, 2015, Crest will deliver possession of the Expansion Area directly to Tenant. Landlord has caused Crest to agree to deliver the Expansion Area to Tenant vacant and broom clean, but Landlord will bear no responsibility for acts or omissions of Crest which may violate Crest’s agreement. Landlord shall also provide Tenant an Allowance for improvement of the Expansion Area in the amount of $68,445.00 (calculated for reference purposes only as $7.50 x 9,126 Usable Square Feet in the Expansion Area), which will be paid to Tenant in cash or credited against rent owed to Landlord under the Lease, at Landlord’s sole option. All improvements which Tenant desires to make in the Expansion Area after the Expansion Date will be performed by Tenant at its sole expense and will be subject to the provisions of the Lease governing Alterations (including without limitation Article 9 of the Lease).
8.    No Additional Security Deposit. No additional security deposit will be required from Tenant in connection with this expansion.
9.    Parking. From and after the Expansion Date, Tenant shall be entitled to the use of 405 parking stalls, subject to the terms and conditions of the Lease governing parking.
10.    Indemnification. Tenant hereby agrees to indemnify Landlord, its representatives, agents, employees, officers, directors, shareholders, managers, members, joint venturers and partners (collectively, the “Landlord Parties”) and hold Landlord Parties harmless from and against any demands, charges, claims, causes of action, losses or liability (collectively “Claims”) arising out of or relating to the Holdover Agreement between Tenant and Crest and Crest’s continued occupancy as a subtenant of Tenant after January 31, 2015. In the event that any such Claim is asserted against Landlord, Tenant will defend such Claim at Tenant’s expense, with counsel selected by Landlord.
11.    Commissions. Landlord agrees to pay Tenant’s broker, Cresa Salt Lake City, a commission equal to three percent (3%) of the “gross full service rental value” of the Expansion Area in connection with this transaction. For purposes of calculating the foregoing commission, “gross full service rental value” shall mean Base Rent for the Expansion Area, plus Landlord’s good faith estimate of Tenant’s Pro Rata Share of Expenses and Taxes for the Expansion Area not to exceed the fixed amount of $6.50 per square foot per year. The commission to Tenant’s broker will be due and payable only when Tenant has signed this amendment and accepted actual possession of the Expansion Area. Landlord’s broker, Coldwell Banker Commercial Intermountain and Tenant’s broker, Cresa Salt Lake City are sometimes collectively referred to herein as the “Known Brokers.” The parties acknowledge that they have not used any real estate brokers or finders with respect to this Amendment other than the Known Brokers. Each party represents and warrants to the other that the warranting party knows of no real estate broker or agent who is or might be entitled to compensation in connection with this Amendment other than Known Brokers. Each party, as indemnifying party, agrees to indemnify, defend and hold the other party harmless from and against any and all liabilities or expenses, including reasonable attorneys’ fees and costs, arising out of any claim for brokerage commissions, finder’s fees, or similar compensation by any person other than Known Brokers, which claim is based on any alleged act or agreement of the indemnifying party.
12.    Confidentiality. Landlord and Tenant each acknowledge that the terms and conditions of this Amendment (including without limitation the rental rate and concessions granted to Tenant herein) and the Lease are to remain confidential, and may not be disclosed to anyone, by any manner or means, directly or indirectly, without the other party’s prior written consent; provided, however, that either party may disclose the terms and conditions of this Amendment and the Lease to its auditors, accountants, attorneys, brokers or its affiliate(s), as reasonably required in the conduct of such party’s affairs, or as required by legal process. The consent by a party to any disclosures shall not be deemed to be a waiver on the part of such party of any prohibition against any future disclosure.
13.    Miscellaneous. The Lease and this Amendment contain all of the representations, understandings, and agreements of the parties with respect to matters contained herein. The parties acknowledge and agree that the Lease and this Amendment were both negotiated by all parties, that they shall be interpreted as if they were drafted jointly by all of the parties, and that neither the Lease, this Amendment, nor any provision within them, shall be construed against any party or its attorney because it was drafted in full or in part by any party or its attorney. Each of the individuals who have executed this Amendment represents and warrants that he or she is duly authorized to execute this Amendment on behalf of Landlord or Tenant as the case may be, that all corporate, partnership, trust or other action necessary for such party to execute and perform the terms of this Amendment have been duly taken by such party, and that no other signature and/or authorization is necessary for such party to enter into and perform the terms of this Amendment. This Amendment may be executed in any number of counterparts, provided each counterpart is identical in its terms. Each such counterpart, when executed and delivered will be deemed to be an original, and all such counterparts together shall be deemed to constitute one and the same instrument. Facsimile or other electronic transmission of a signed counterpart shall be deemed to constitute delivery of the signed original. Time is of the essence in the interpretation and enforcement of this Amendment. This Amendment shall be governed by and construed in accordance with the laws of the State of Utah and each of the parties hereto submits to the non-exclusive jurisdiction of the courts of the State of Utah in connection with any disputes arising out of the Lease or this Amendment. In the event of any legal action arising under this Amendment, the prevailing party shall be entitled to recover all of its reasonable attorneys’ fees from the non-prevailing party.
14.    Effect of Amendment on Lease. In the event of any conflict between the provisions of this Amendment and the provisions of the Lease, this Amendment will control. Except as modified hereby, the Lease remains in full force and effect between the parties.
15.    Binding Only on Execution and Delivery. The submission of an unsigned copy of this Amendment by either party to the other shall not constitute an offer or option with respect to the matters contained herein. This Amendment shall become effective and binding only upon execution and delivery.
16.    Exhibits. The following exhibits are attached to this Amendment and incorporated by reference herein:
Exhibit “A” – Depiction of Expansion Area

IN WITNESS WHEREOF, the parties have executed this Seventh Amendment to Office Lease Agreement on the dates indicated next to their signatures below.

LANDLORD:                    TENANT:
TP BUILDING I, LLC, a Utah limited        HEALTHEQUITY, INC., a Delaware
liability company                    corporation

By: /s/ TP Building I, LLC                By: /s/ Darcy Mott
Title: Manager                        Title: EVP & CFO
Date: 10-14-2014                    Date: 10-13-2014

EXHIBIT “A”
DEPICTION OF EXPANSION AREA